                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           First Bell Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           FIRST BELL BANCORP, INC.
                        300 Delaware Avenue, Suite 1704
                          Wilmington, Delaware 19801
                                (302) 427-7883

                                                             March 29, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of First Bell Bancorp, Inc. (the "Company"), the holding company for Bell Federal Savings and Loan Association of Bellevue (the "Association"), which will be held on April 30, 2001, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania.

     The attached notice of the Meeting and proxy statement describe the formal business to be transacted at the Meeting. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present at the Meeting to respond to any questions that you may have regarding the business to be transacted.

     For the reasons set forth in the proxy statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposal 2, the ratification of auditors, and "AGAINST" Proposal 3, the stockholder proposal described in the proxy statement.

     Please sign and return the enclosed proxy promptly. Your cooperation is appreciated since a majority of the Company's common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend the Meeting, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

     On behalf of the Board of Directors and all of the employees of the Company and the Association, I wish to thank you for your continued support.

                                    Sincerely yours,
                                    /s/Albert H. Eckert, II

                                    Albert H. Eckert, II
                                    President and Chief Executive Officer

                           FIRST BELL BANCORP, INC.
                        300 Delaware Avenue, Suite 1704
                          Wilmington, Delaware 19801
                                (302) 427-7883
                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On April 30, 2001
                           -------------------------

     The Annual Meeting of Stockholders of First Bell Bancorp, Inc. will be held on April 30, 2001, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania.

     The annual meeting is for the purpose of considering and voting upon the following matters:

   1.  The election of three (3) directors for terms of three years each;

   2. The ratification of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

   3. Such other matters, including the stockholder proposal described in this proxy statement, as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 5, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company.

     A list of stockholders entitled to vote at the annual meeting will be available at Bell Federal Savings and Loan Association of Bellevue, 532 Lincoln Avenue, Bellevue, Pennsylvania 15202, (412) 734-2700 for a period of ten days prior to the annual meeting and will also be available for inspection at the annual meeting.

                                        By Order of the Board of Directors

                                        /s/Robert C. Baierl

                                        Robert C. Baierl
                                        Secretary

Wilmington, Delaware
March 29, 2001

                           FIRST BELL BANCORP, INC.

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 30, 2001
                               ----------------

Solicitation and Voting of Proxies

     This proxy statement is being furnished to stockholders of First Bell Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on April 30, 2001, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania and at any adjournments thereof. The 2000 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 2000, accompanies this proxy statement, which is first being mailed to stockholders on or about March 29, 2001.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy.

     Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and the Association, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. In addition, the Company has retained MATCO Incorporated ("MATCO") to assist in the solicitation of proxies from beneficial owners of shares held of record by brokerage houses, banks and other custodians, nominees, fiduciaries or other shareholders. In accordance with the agreement with MATCO, the Company will pay a retainer of $23,500 plus expenses incurred in the solicitation of proxies.

Voting Securities

     The securities which may be voted at the Meeting consist of shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 5, 2001, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,758,360 shares.

     As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's certificate of incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of Deloitte & Touche LLP as independent auditors of the Company, the stockholder proposal described in this proxy statement and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, unless otherwise required by law, the ratification of Deloitte & Touche LLP as independent auditors and the approval of the stockholder proposal shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock of the Company on the Record Date. This information is based on reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.

                                                       Amount and
                                                       Nature of
   Title of                                            Beneficial   Percent
    Class      Name and Address of Beneficial Owner    Ownership    of Class
 ------------ --------------------------------------   ----------   --------
 Common Stock Bell Federal Savings and Loan             641,891(1)   13.49%
              Association of Bellevue Employee Stock
              Ownership Plan ("ESOP")
              532 Lincoln Avenue
              Bellevue, Pennsylvania 15202

 Common Stock Dimensional Fund Advisors, Inc.           282,800(2)    5.94%
              1299 Ocean Avenue
              11th Floor
              Santa Monica, CA 90401

 Common Stock Albert H. Eckert, II                      273,502(3)    5.56%
              532 Lincoln Avenue
              Pittsburgh, PA 15202

 Common Stock Reams Asset Management Company            257,200(4)    5.41%
              227 Washington Street
              Columbus, Indiana 47201

--------------------
(1) The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. As of the Record Date, 178,588 shares have been allocated to participants' accounts and remain in the ESOP. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2) Based on information contained in a Schedule 13G as of December 31, 2000, filed with the SEC on February 2, 2001.

(3) Based on information contained in a Schedule 13D as of February 28, 2001, filed with the SEC on March 13, 2001.

(4) Based on information contained in a Schedule 13F as of December 31, 2000, filed with the SEC on February 13, 2000.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of the reports it has received and written representations provided to the Company from individuals required to file the reports, the Company believes that during the fiscal year ended December 31, 2000, due to an administrative error, Robert C. Baierl did not promptly report on a Form 4 his purchase of 250 shares of the Company's common stock; and a Form 3 was not filed when the ESOP's number of unallocated shares exceeded 10% of the Company's outstanding Common Stock.

                       PROPOSAL 1. ELECTION OF DIRECTORS

     Pursuant to its bylaws, the number of directors of the Company has been designated by the Board as eight (8) members. The Company's certificate of incorporation requires that the directors be divided into three classes as nearly equal in number as possible.

     The three (3) nominees proposed for election at the Meeting are Robert C. Baierl, Jeffrey M. Hinds, and Thomas J. Jackson, Jr. All nominees named are presently directors of the Company and the Association. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy, if executed and returned, will be voted "FOR" the election of all nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

     The following table sets forth, as of March 20, 2001, the names of the nominees, continuing directors and the named executive officers, as defined below, as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Association, if applicable, and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and the Named Executive Officers and all directors and executive officers as a group as of the March 20, 2001.

                                                          Shares of
 Name and Principal Occupation                              Common
               at                             Expiration    Stock     Percent
   Present and for Past Five         Director of Term as Beneficially    of
             Years               Age  Since    Director    Owned(1)   Class(2)
 ------------------------------  --- -------- ---------- ------------ --------
 NOMINEES

 Robert C. Baierl
  Secretary of the Company;
  President and owner of Wright
  Contract Interiors, a full
  service contract interior
  firm                            51   1987      2004       25,125(3)   0.53%

                                                  (Continued on following page)

                                                                        Shares of
                                                                          Common
                                                            Expiration    Stock         Percent
       Name and Principal Occupation at            Director of Term as Beneficially        of
       Present and for Past Five Years         Age  Since    Director    Owned(1)       Class(2)
---------------------------------------------  --- -------- ---------- ------------     --------
NOMINEES
Jeffrey M. Hinds
 Executive Vice President and Chief Financial
 Officer of the Company; Executive Vice
 President and Chief Financial Officer of the
 Association                                    43   1994      2004      165,648(4)       3.40%

Thomas J. Jackson, Jr.
 Retired Attorney; Chairman of the Board of
 Directors of Suburban General Hospital;
 member of the Board of Directors of Western
 Pennsylvania Health Care System                66   1974      2004       21,726(3)       0.46%

CONTINUING DIRECTORS

Albert H. Eckert, II(5)
 President and Chief Executive Officer of the
 Company; President and Chief Executive
 Officer of the Association                     68   1956      2003      273,502(6)       5.56%

William S. McMinn
 Treasurer of the Company and the
 Association; Senior Executive Vice
 President, Aon Risk Services, Inc. of
 Pennsylvania, an international employee
 benefit consulting firm                        44   1989      2003       22,420(3)       0.47%

Jack W. Schweiger
 Independent builder and developer
 specializing in custom homes; formerly Vice
 President and Regional Production Manager of
 Ryan Homes, Inc.                               61   1995      2003       37,792(3)(7)    0.79%

Theodore R. Dixon
 Sole proprietor of the Dixon Agency, a real
 estate appraisal firm                          66   1995      2002       25,463(3)(8)    0.53%

Peter E. Reinert(5)
 Shareholder with the law firm of Akerman,
 Senterfitt & Eidson, P.A., Orlando, Florida;
 Previously, Senior Counsel for General
 Electric Appliances                            42   1995      2002       20,816(3)       0.44%

Stock Ownership of all Directors and
 executive officers as a group (8 persons)      --     --        --      592,492(9)      11.57%

--------------------
(1) Each person or relative of such person whose shares are included herein exercises sole (or shared with spouse, relative or affiliate) voting or dispositive power as to the shares reported.
(2) Percentages with respect to each person or group of persons have been calculated on the basis of 4,758,360 shares of the Company's stock outstanding and entitled to vote as of the record date, plus the number of shares of stock which such person or group of persons has the right to acquire within 60 days of the record date by the exercise of stock options.
(3) Includes 630 shares awarded to each outside director under the Stock Compensation Plan as to which voting may be directed by such director, and 16,076 shares which may be acquired through the exercise of stock options which are exercisable, currently or within 60 days, under the Stock Option Plan.
(4) Includes 6,880 shares awarded to Mr. Hinds under the Stock Compensation Plan as to which voting may be directed by Mr. Hinds and 107,177 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to Mr. Hinds under the Stock Option Plan. Includes 300 shares held as custodian for Mr. Hinds' children.
(5)  Mr. Reinert is the nephew of Mr. Eckert.
(6) Includes 17,192 shares awarded to Mr. Eckert under the Bell Federal Savings and Loan Association of Bellevue 1996 Master Stock Compensation Plan ("Stock Compensation Plan") as to which voting may be directed by Mr. Eckert and
                                                  (Continued on following page)

  160,772 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to Mr. Eckert under the First Bell Bancorp, Inc. 1996 Master Stock Option Plan ("Stock Option Plan").
(7) Includes 2,558 shares held by Mr. Schweiger's wife and 1,611 shares held in Mr. Schweiger's wife's IRA.
(8)  Includes 200 shares held by Mr. Dixon's wife.
(9) Includes 27,852 shares held in trust for the directors and executive officers under the Stock Compensation Plan as to which voting may be directed by them and 364,405 shares which may be acquired through the exercise of stock options, which are exercisable, currently or within 60 days, granted to directors and executive officers under the Stock Option Plan.

Meetings of the Board of Directors and Committees of the Board

    The Board of Directors conducts its business through meetings of the Boards of the Company and the Association and through the activities of its committees. The Board of Directors of the Company meets quarterly. Regular meetings may be supplemented with special meetings as needed. During 2000, the Board of Directors of the Company held four (4) regular meetings and six (6) special meetings. All directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such directors served during fiscal 2000, except David F. Figgins.

    The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

    Executive Committee. The Executive Committee of the Company consists of Messrs. Eckert, Hinds, Jackson and Baierl. The Executive Committee has the authority to exercise all the powers of the Board of Directors between Board meetings. The Executive Committee did not meet in fiscal 2000.

    Audit Committee and Report. The Audit Committee met three (3) times in fiscal 2000.

    The Board of Directors, in its function as the Audit Committee, is responsible for providing independent, objective oversight of the Company's independent auditors, accounting functions and internal controls. The Audit Committee of the Board of Directors is comprised of three persons, all of whom are independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

    The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                            Thomas J. Jackson, Jr.
                               Peter E. Reinert
                               Jack W. Schweiger

    Nominating Committee. The Company's Nominating Committee consists of Messrs. Eckert, Dixon and Schweiger. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Stockholders. The Company's bylaws also provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Secretary of the Company. The stockholders' notice of nominations must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. See "Additional Information--Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met once in fiscal 2000.

     Compensation/Benefits Committee. The Company's Compensation/Benefits Committee consists of Messrs. McMinn and Baierl. This committee meets to establish compensation for the Chief Executive Officer, approves the compensation of senior officers and other various compensation matters. See "Executive Compensation--Compensation Committee Report on Executive Compensation." The Compensation/Benefits Committee met four (4) times in 2000.

Directors' Compensation

     Directors' Fees. Each outside director of the Company received an annual retainer of $10,000 and $200 for each committee meeting attended. Each outside director of the Association received an annual retainer of $5,000 and $200 for each committee meeting attended. Directors are not reimbursed for expenses incurred related to their attendance at Board or committee meetings

     Directors' Deferred Compensation Plan. The Association maintains the Bell Federal Savings and Loan Association of Bellevue Deferred Compensation Plan for Directors (the "Directors' Deferred Plan"). The Directors' Deferred Plan is an unfunded plan that permits members of the Board of Directors to defer all or a percentage of fees earned by written election until termination of service as a director. Pursuant to this plan, the Association maintains passbook savings accounts which represent the aggregate of all sums deferred by each outside director participating in the Directors' Deferred Plan, which is credited quarterly with a payment equal to the participant's directors' fees earned and interest equal to that paid by the Association on a standard passbook savings account. Once a participant has terminated service with the Board of Directors or attained age 65, the participant is paid principal and interest to date in annual installments based on an election by the participant.

     Stock Option Plan. Under the Stock Option Plan maintained by the Company, discretionary grants of options to purchase the Company's stock may be made to directors. There were no grants made to directors in fiscal 2000.

     Stock Compensation Plan. Under the Stock Compensation Plan maintained by the Association, discretionary grants of Company stock may be made to directors. There were no grants made to directors in fiscal 2000.

Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and such executive officers include the use of tables and a report explaining the rationale and consideration that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation/Benefits Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     General. The Company is the parent of the Association and does not pay any cash compensation to its executive officers. The Board of Directors of the Company has established the Compensation/Benefits Committee (the "Committee") consisted of Messrs. McMinn and Baierl who are Treasurer and Secretary of the Company, respectively, for which positions such Directors receive no additional compensation.

     A separate committee, the Salary Review Committee of the Association, was responsible for establishing the year 2000 compensation and benefits for the executive officers of the Association and for reviewing recommendations of management for the compensation and benefits of other officers and employees of the Association. The Salary Review Committee consisted of Messrs. McMinn, Baierl, and Eckert, who is a non-voting member. Mr. Baierl is not an officer of the Association. Mr. McMinn is the Treasurer of the Association but receives no additional compensation. The actions of the Salary Review Committee are ratified by the Association's Board of Directors. Mr. Eckert did not participate in establishing his compensation and benefits.

     Compensation Policies. The Committee has established the following goals for compensation programs impacting the executive officers of the Company and the Association:

   . to provide compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance, thus allowing the Company to retain high quality executive officers who are critical to the Company's long-term success;

   . to motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and

   . to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of the Company's Common Stock.

     The Salary Review Committee established the factors and criteria upon which the executive officers' compensation was based and how such compensation relates to the Association's performance, general compensation policies, competitive factors and regulatory requirements. The Committee's compensation policies are designed to reward and provide incentive for executives based upon achievement of individual and Association goals. If compensation would exceed $1 million, the Company would comply with the requirements of Section 162(M) of the Internal Revenue Code, if applicable.

     For purposes of determining the competitive market for the Association's executives, the Committee reviewed the compensation paid to top executives of financial institutions with total assets in a range of the Association's total asset size and performance results comparable to those of the Association. This information was derived from peer group data as summarized in the "2000 SNL Executive Compensation Review", prepared by SNL Securities, Inc. The value of Long-term Incentive Compensation is based on the value of the restricted stock awards at grant value and the value of the stock options is determined by using the Black Scholes formula. The peer group used in benchmarking compensation is composed of many of the same institutions used in the peer group for the stock performance graph.

     The compensation package available to executive officers is composed of:
(i) base salary and (ii) long-term incentive compensation.

     Base Salary. In determining salary levels for the named executive officers, the Committee considers the entire compensation package, including the potential equity compensation provided under the Company's stock plans. The Committee meets as needed to review the appropriateness of the executive's base salary annually. The level of any salary increase is based on the executive's job performance over the year in conjunction with the Company goals of growth and profitability. Salary levels are intended to be competitive with comparable financial institutions in the Company's peer group.

     Salaries are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

     Long-Term Incentive Compensation. The Company has adopted the 1996 Master Stock Option Plan and the 1996 Master Stock Compensation Plan, under which executive officers may receive grants and awards. Awards to officers of the Company or the Association under the Stock Compensation Plan are subject to the Company achieving certain performance goals. The performance goals are subject to change annually and are currently based on earnings per share, asset quality and regulatory classification. The Committee believes that stock ownership is a significant incentive in building stockholder value and aligning the interests of employees with those of stockholders. Stock options and stock awards under such plans were allocated by the Committee based upon the Company's fiscal responsibility, regulatory practices and policies, the practices of other recently converted financial institutions, as verified by external surveys and based upon the executive officers' level of responsibility, and contributions to the Company and the Association. The Committee will consider the amount of outstanding awards in determining the total annual compensation package. No awards were made in fiscal year 2000 under the 1996 Master Stock Option Plan or the 1996 Master Stock Compensation Plan.

     Compensation of the Chief Executive Officer. The Company and the Association have entered into employment contracts with Mr. Eckert. The details of the employment contract were determined based on a review of industry practice and discussions with consultants specializing in employment and compensation matters. Mr. Eckert's base salary is payable pursuant to his employment contract. See also, "Employment Agreements" for a detailed description of the employment contract. The Salary Review Committee, after taking into consideration the factors discussed above, increased Mr. Eckert's annual base salary by 6% to $222,743 for 2000, which is comparable to other institutions in the Association's peer group. In addition, effective January 1, 1999, Mr. Eckert no longer receives separate Board of Director retainer fees. The retainer fees are included in base salary.

  Compensation/Benefits Committee           Salary Review Committee
    William S. McMinn (Chairman)          William S. McMinn (Chairman)
          Robert C. Baierl                      Robert C. Baierl

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. McMinn and Baierl. Mr. McMinn is Treasurer of the Company and the Association. Mr. Baierl is Secretary of the Company and Messrs. McMinn and Baierl were also members of the Board of Directors and the Compensation Committee of the Association. During fiscal year 2000, certain members of the Compensation Committee engaged in certain transactions with the Company which are described in "Indebtedness of Management and Transactions with Certain Related Persons" below.

     Stock Performance Graph. The following graph shows an annual comparison of stockholder return on the Company's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the NASDAQ Total Return Index, SNL Thrift Index and SNL $500M-$1B Thrift Index for the period beginning on December 31, 1995 through December 31, 2000. The graph was derived from a limited period of time, and as a result, may not be indicative of possible future performance of the Company's Common Stock. The data was supplied by SNL Securities, LP.

                     Comparison of Cumulative Total Return
                     Among the Company, NASDAQ Total Return
           Index, SNL Thrift Index and SNL $500M to $1B Thrift Index

                              [graph appears here]

                                                       Period Ending
                                   -----------------------------------------------------
Index                              12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
-----                              -------- -------- -------- -------- -------- --------
First Bell Bancorp, Inc.            100.00   123.51   181.31   151.32   152.55   141.30
NASDAQ--Total US*                   100.00   123.04   150.69   212.51   394.92   237.62
SNL Thrift Index                    100.00   130.30   221.71   195.00   159.29   254.35
SNL $500M-$1B Thrift Index          100.00   124.00   209.46   192.16   157.09   179.25

     Summary Compensation Table. The following table shows, for the fiscal years ended December 31, 2000, 1999, and 1998, the cash compensation paid by the Association, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and those executive officers of the Company who received an amount in salary and bonus in excess of $100,000 (the "Named Executive Officers").

                                                            Long-Term
                           Annual Compensation            Compensation
                     -------------------------------- ---------------------
                                                             Awards
                                                      ---------------------
                                                                 Securities
                                            Other     Restricted Underlying    All
                                            Annual      Stock     Options/    Other
  Name and                 Salary  Bonus Compensation   Awards      SARs     Compen-
Principal Position   Year  ($)(1)   ($)     ($)(2)      ($)(3)     (#)(4)   sation($)
------------------   ---- -------- ----- ------------ ---------- ---------- ---------
Albert H. Eckert     2000 $223,031  $--      $--         $--        $--      $82,820(5)
President and Chief  1999  206,056   --       --          --         --       68,007
Executive Officer    1998  197,619                                            69,893

Jeffrey M. Hinds     2000 $114,779  $--      $--         $--        $--      $81,817(5)
Executive Vice       1999  109,628   --       --          --         --       67,497
President and Chief  1998  106,162   --       --          --         --       69,042
Financial Officer

--------------------
(1) Includes directors' fees of $15,000 and $15,000 received in 1999 and 1998 for Messrs. Eckert and Hinds, respectively. Also includes compensation deferred at the election of Messrs. Eckert and Hinds through the Association's 401(k) Plan and, in the case of Mr. Eckert, the directors deferred compensation plan.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus, respectively, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements or (e) preferential discounts on stock.
(3) While no restricted stock grants were made in 2000, 1999 or 1998, the executives held the following shares of restricted stock valued at a market value of First Bell Bancorp, Inc. common stock of $13.6875 per share at December 29, 2000 (the last trading day of 2000):

                             Number of Shares Market Value on 12/31/00
                             ---------------- ------------------------
       Albert H. Eckert, II       17,192            $235,315.50
       Jeffrey M. Hinds            6,880            $ 94,170.00

     The restricted stock will vest on April 29, 2001. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination due to death, disability or a change of control. The plan share awards to Messrs. Eckert and Hinds are subject to the achievement of certain performance goals established by the Committee, in addition to the vesting requirement. See "Compensation Committee Report on Executive Compensation."
(4) See "Fiscal Year-End Options/SAR Values" table for a discussion of options granted under the Stock Option Plan.
(5) Includes (a) $2,625 and $1,722 contributed by the Association under the Association's 401(k) Plan to the accounts of Messrs. Eckert and Hinds, respectively, during 2000 and (b) $80,195 and $80,195 representing the value of shares allocated under the ESOP for the benefit of Messrs. Eckert and Hinds, respectively, during 2000 based on the closing price of the shares on the NASDAQ market at December 29, 2000 (the last trading day of the year 2000).

     Employment Agreements. The Association and the Company have entered into employment agreements with Messrs. Eckert and Hinds. The terms of the agreements are for three years. The Association may renew the terms of the agreements on an annual basis. The terms of the agreements with the Company automatically extend on an annual basis, unless written notice of non-renewal is given by the Company or the executive.

     The employment agreements provide that the executives' base salary will be reviewed annually. The base salaries which currently are in effect for the employment agreements with Messrs. Eckert and Hinds are $222,743 and $116,943, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in employee benefit plans, as well as furnishing fringe benefits available to similarly-situated executive personnel.

     The employment agreements provide for termination by the Association or the Company for cause, as defined in the employment agreements, at any time. If the Association or the Company chooses to terminate the executive's employment for reasons other than for cause, or if the executive resigns from the Association or the Company after specified circumstances that would constitute constructive termination, the executive or, if the executive dies, his beneficiary, would be entitled to receive an amount equal to the payments and benefits that would have been provided to the executive during the remaining term of the employment agreement. The Association and the Company would also continue and/or pay for the executive's life, health and disability coverage for the remaining term of the employment agreement. The employment agreements restrict each executive's right to compete against the Association or the Company for a period of one year from the date of termination if his employment is terminated without cause, unless the termination follows a change in control.

     Under the employment agreements, if involuntary, or in certain circumstances, voluntary termination follows a change in control of the Association or the Company, the executive or, if the executive dies, his beneficiary, would be entitled to a severance payment equal to the greater of:
(1) the payments and benefits due for the remaining term of the agreement; or
(2) three times the average of the five preceding taxable years' annual compensation. The Association and the Company would also continue the executive's life, health, and disability coverage for the term of the agreement. Even though both the Association and Company employment agreements provide for a severance payment in connection with a change in control, the executive would not receive duplicative payments or benefits under the agreements.

     Payments and benefits provided for under the employment agreements or otherwise in the event of a change in control may constitute a "parachute payment" for federal income tax purposes, resulting in the possible obligation of a federal excise tax payment by the covered executive. In such case, under the employment agreements with the Company, the Company is obligated to pay to the executive an amount so as to enable the executive to retain the economic value of the payments he would have retained had he not been subject to such excise tax.

     Payments to the executive under the employment agreements with the Association are guaranteed by the Company if payments or benefits are not paid by the Association. Payments under the Company's employment agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the executive under any dispute or question of interpretation relating to the employment agreements will be paid by the Association or Company if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Association and Company will indemnify the executive to the fullest extent legally allowable for all expenses and liabilities he may incur in connection with any suit or proceeding in which he may be involved by reason of his having been a director or officer of the Association or the Company.


Stock Options

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                          Number of Securities       Value of Unexercised
                         Underlying Unexercised          In-the-Money
                             Options/SARs at            Options/SARs at
                        Fiscal Year End(#)(1)(2)  Fiscal Year End($)(1)(2)(3)
                        ------------------------- ---------------------------
         Name           Exercisable Unexercisable Exercisable  Unexercisable
----------------------- ----------- ------------- -----------  -------------
Albert H. Eckert.......   128,618      32,154      $      383,860 $      95,964
Jeffrey M. Hinds.......    85,742      21,435      $      255,897 $      63,973

--------------------
(1) No options were exercised by Messrs. Eckert or Hinds in fiscal 2000.
(2) The market price on December 29, 2000 was $13.6875 (the last trading day of the year 2000).
(3) Based on the market value of the underlying Common Stock at the 2000 fiscal year end, minus the exercise price.

     Supplemental Executive Retirement Plan. The Association maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") for certain employees and their beneficiaries. Benefits under the SERP, which can range from $0-$60,000 annually, are determined for the year based on the Association's return on assets. One hundred percent of the accrued benefit will be paid if the Association realizes a return on assets greater than 1.0%. A pro rata percent of the accrued benefit will be paid for a return on assets of between 75 to 100 basis points. No benefit is payable under the SERP for a return on assets of less than 75 basis points.

     Effective December 1, 1998, the SERP was amended to provide that a participant could elect an in-service distribution of his SERP benefit in annual payments over a 10 year period. Benefits will continue to accrue as long as a participant remains employed by the Association whether or not payments have commenced. Upon a change of control, payments of accrued benefits will be made to the participant in a lump sum payment. Currently, Mr. Eckert is the only participant in the SERP.

Indebtedness of Management and Transactions with Certain Related Persons

     The Association extends credit to certain directors, officers and employees of the Company, as well as to members of their immediate families, in connection with mortgage loans, home equity lines of credit and home equity installment loans.

     The Association's policy provides that all loans made by the Association to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

     During 2000, the Association utilized the services of or purchased goods from companies with whom directors of the Company are associated. The Association paid: $109,575 for appraisal services to the Dixon Agency of which Mr. Dixon is the sole proprietor; $127,653 for insurance renewals to Aon Risk Services, Inc. of which Mr. McMinn is a Senior Executive Vice President; and $15,880 for office furnishings to Wright Contract Interiors of which Mr. Baierl is President; and $44,556 for legal services to the law firm of Akerman, Senterfitt & Eidson, P.A. of which Mr. Reinert is a shareholder.

        PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 2000 were Deloitte & Touche LLP. The Company's Board of Directors has reappointed Deloitte & Touche LLP to continue as independent auditors for the Company and the Association for the fiscal year ending December 31, 2001 and is requesting ratification of such appointment by the stockholders.

     Representatives of Deloitte & Touche LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

Audit Fees

     The aggregate fees the Company paid to Deloitte & Touche LLP for the annual audit and for the review of the Company's Forms 10-Q for the fiscal year 2000 totaled $86,899.

All Other Fees

     The aggregate fees the Company paid to Deloitte & Touche LLP for all other non-audit services, including fees for tax-related services, during fiscal year 2000 totaled $2,650. The Audit Committee believes that the non-audit fees paid to Deloitte &Touche LP are compatible with maintaining Deloitte & Touche LLP'S independence.

Leased Employees

     None of the hours expended on the independent auditor's engagement to audit the Company's financial statements for the year ended December 31, 2000 are attributable to work performed by persons other than full-time, permanent employees of Deloitte & Touche LLP.

                                  PROPOSAL 3.

     Stockholder Proposal. A stockholder has given the Company notice of its intention to introduce the following proposal for consideration and action by stockholders at the Annual Meeting. The proposed resolution and accompanying statement have been provided by the stockholder and the Board of Directors disclaims any responsibility for the contents thereof. The affirmative vote of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the proposal.

     The following stockholder proposal and supporting statement are submitted by Jewelcor Management, Inc. ("JMI"). JMI is the record holder of 200 shares and purportedly the beneficial owner of 14,800 shares and is located at 100 North Wilkes-Barre Boulevard, Wilkes-Barre, Pennsylvania 18702.

           "RESOLVED, it is recommended that the Board of Directors of First Bell Bancorp, Inc. (the "Company") take the steps necessary to implement the following actions to remove the "anti-takeover' defenses from the Company's Certificate of Incorporation and Bylaws unless precluded by state or federal law:"

1. "Repeal the following Articles of the Company's Certificate of Incorporation:"

   a. "Repeal Article Fourth (C) which prohibits a shareholder from voting the shares the shareholder owns in excess of 10% of the then-outstanding shares of the Company's Common Stock."

   b. "Repeal Article Fifth (C) which prohibits shareholders from acting by written consent."

   c. "Repeal Article Fifth (D) which prohibits shareholders from calling a special meeting."

   d. "Repeal Article Sixth (A) which segregates the Board of Directors into separate classes with staggered terms of office."

   e. "Repeal Article Sixth (D) which requires the affirmative vote of at least 80% of shares entitled to vote in an election of directors ("Voting Shares") in order for shareholders to remove directors from office, even when good cause exists."

   f. "Repeal Article Seventh which requires the affirmative vote of at least 80% of the Voting Shares in order for shareholders to change the Bylaws."

   g. "Repeal Article Eighth which requires the affirmative vote of at least 80% of the Voting Shares to approve a business combination that has not been approved by the Board of Directors or that does not meet the specific price criteria as set forth in Article Eighth."

   h. "Repeal Article Twelfth which requires the affirmative vote of at least 80% of the Voting Shares in order for shareholders to change the Certificate of Incorporation."

2. "Repeal the following Sections and Article of the Company's Bylaws:"

   a. "Repeal Article I Section 2 which prohibits shareholders from calling a special meeting."

   b. "Repeal Article I Section 9 which prohibits shareholders from acting by written consent."

   c. "Repeal Article VIII which prohibits changes by shareholders to the Company's Bylaws without the affirmative vote of at least 80% of the Voting Shares."

3. "Amend Article I Section 6(b) of the Company's Bylaws to remove all language that restricts shareholders from calling a special meeting or from conducting business at a special meeting."

4. "Amend Article II Section 1 of the Company's Bylaws to remove all language regarding the segregation of the Board of Directors into separate classes."

     Supporting Statement. The Certificate of Incorporation and of the Company Bylaws contain certain "anti-takeover" provisions that may present an insurmountable obstacle for a suitor of the Company who is not approved by the Board of Directors but who seeks to acquire the Company at a stock price above current market prices. Moreover, these provisions restrict the stockholders' ability to alter the composition of the Board, to call special meetings and to alter the Company's Certificate of Incorporation and Bylaws.

Board of Directors' Statement in Opposition to the Proposal

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW.

YOUR BOARD OF DIRECTORS CANNOT IMPLEMENT THE REQUESTED CHANGES WITHOUT FURTHER STOCKHOLDER ACTION WHICH WOULD REQUIRE ANOTHER STOCKHOLDER MEETING WITH THE ATTENDANT ADDITIONAL EXPENDITURES OF TIME AND MONEY.

     Approval of this proposal would not result in the Certificate or Bylaws being amended as requested in the proposal. The provisions of the Certificate that JMI wants changed cannot be changed unilaterally by the Board. Only the stockholders can amend the Certificate and approval of the holders of 80% of the stock entitled to vote is required to amend the Certificate and Bylaw provisions listed above. The Board believes that it would be a waste of corporate assets to take any further action unless Proposal 3 receives the approval of at least 80% of the stock eligible to be voted.

Proposal 3 may not be interpreted the same by JMI, stockholders, and the Company

     JMI does not explain the provisions, their purpose nor the effect of eliminating them. The effect of and action taken to eliminate these provisions could be significantly different from what the stockholders voting on Proposal 3 envision. JMI, for example, wants to remove the prohibition against stockholder action by consent in lieu of a meeting. What JMI does not tell you, however, is that under Delaware law, without the existing prohibition, stockholder action may be taken by consent of the holders of the required number of shares, without a meeting, without prior notice to all stockholders, and without a vote. The only requirement is that stockholders be notified, after the fact, of the action taken. Your Board does not believe that this is an appropriate form of corporate governance for our Company and urges you to vote "AGAINST" Proposal 3.

YOUR BOARD HAS THE RESPONSIBILITY TO EXERCISE ITS FIDUCIARY DUTY IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

     Your Board has fiduciary duties which are governed by law and require that the Board exercise sound business judgement and act in accordance with its duty of care and loyalty. These provisions are designed to assist the Board in exercising its fiduciary duties to the Company and its shareholders for both routine business matters and extraordinary transactions. It should be noted, that the Company carefully considered these Certificate and Bylaw provisions and has had them since its incorporation and has not added any additional anti-takeover provisions to its charter or bylaws.

     JMI focuses only on the "anti-takeover" aspect of the provisions relating to cumulative voting, a staggered Board of Directors, consent in lieu of a meeting, calling of a special meeting, change of control and super-majority voting. The primary purpose of these provisions is to assist management and the Board in the orderly operation of the company. Repealing these provisions would make it easier for small minority stockholders to disrupt the business of the company. For example, the ability of any stockholder to call a special meeting of stockholders would require the company to respond to any number of requests for meetings that would be unnecessarily costly and may be of little or no benefit to stockholders, especially since stockholders have an opportunity to bring up new business at the annual meeting. The Board does not believe that providing unlimited access to special meetings in the interim outweighs the potential costs and disruption to the Company and that any anti-takeover effect is short-lived, since such business can be brought before stockholders at the next annual meeting. These provisions of the

Certificate and Bylaws enable the Board to effectively manage the operations of the Company and the Board believes that they should not be removed.

YOUR BOARD OF DIRECTORS IS COMMITTED TO ENHANCING STOCKHOLDER VALUE AND WILL CAREFULLY CONSIDER ANY APPROPRIATE ACTION THAT WOULD SERVE THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

     Management of the Company are beneficial owners of approximately 11.6% or $8,628,200 in value (based upon a $14.5625 per share price on March 5, 2001) of the Company's stock, therefor, their personal interests are aligned with stockholders. The Board believes that Proposal 3 is not in the best interests of stockholders, because the Certificate and Bylaw measures JMI proposes to eliminate are prudent and designed to protect stockholders investment and maximize its value.

Your Board is in the best position to negotiate on behalf of all stockholders

     It is the opinion of your Board of Directors, that the Board is in the best position to determine the true value of the Company and that these provisions give them power to negotiate more effectively for transactions that may be in your best interest and protect you from abusive takeover tactics.

     The Board believes that the provisions that JMI proposes to eliminate are substantially similar to Bylaw and Certificate provisions of our peer institutions and do not eliminate your rights as stockholders to evaluate and make decisions on offers for your shares. Your Board believes that these provisions will not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and transactions which are in the best interests of all stockholders.

     Anti-takeover measures are intended to: (1) allow the Board adequate time and flexibility to negotiate on behalf of the stockholders; (2) enhance the Board's ability to negotiate the highest possible bid from a potential acquirer, develop alternatives which may better maximize stockholder values and preserve the long-term value of the Company for the stockholders; and (3) ensure that all stockholders are treated fairly and equally. Generally stated, the purpose of anti-takeover defenses are to protect stockholders against abusive takeover practices. Takeover attempts which have not been negotiated with and approved by the Board of Directors present stockholders with a risk of takeover on terms less favorable than terms otherwise available to the Company. A transaction which is negotiated with and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Company's assets. Therefore, this Proposal 3 should be rejected by the Company's stockholders because it is the opinion of the Board that implementation of the Proposal could actually be detrimental to the objective of maximizing stockholder value.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE FOREGOING STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THE PROXIES.

                            ADDITIONAL INFORMATION

Stockholder Proposals

     To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 2002, a stockholder proposal must be received by the Secretary of the

Company at the address set forth on the Notice of Annual Meeting of Stockholders attached to this Proxy Statement, not later than November 29, 2001. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to Be Conducted at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the time originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. The Company has not yet set a date for the Annual Meeting of Stockholders for 2002. Any proxy received by the Company may confer discretionary authority to vote on any stockholder proposal if not received by the Company 90 days prior to the date of the Annual Meeting of Stockholders for 2002.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

Form 10-K

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO FIRST BELL BANCORP, INC., IN CARE OF BELL FEDERAL SAVINGS AND LOAN ASSOCIATION OF BELLEVUE, 532 LINCOLN AVENUE, BELLEVUE, PENNSYLVANIA 15202.

                                          By Order of the Board of Directors

                                          /s/ Robert C. Baierl

                                          Robert C. Baierl
                                          Secretary

Wilmington, Delaware
March 29, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                            FIRST BELL BANCORP, INC.
                            CHARTER--AUDIT COMMITTEE

                               Mission Statement

    The committee's role is to assist the board of directors in overseeing all material aspects of First Bell Bancorp, Inc.'s (the "Company") financial reporting, internal control, and audit functions, including a particular focus on the qualitative aspects of financial reporting to stockholders, on compliance with significant applicable legal, ethical, and regulatory requirements and to ensure the objectivity of the financial statements. The role also includes maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

                                  Organization

    Committee Composition. The committee shall consist of at least three board members, all of whom shall be independent of management and the Company. Committee members shall have: (1) knowledge of the primary industries in which the Company operates; and (2) the ability to read and understand financial statements, including the balance sheet, income statement, statement of cash flows, and key performance indicators. At least one member of the committee, preferably the chairperson, must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee appointments, including selection of the committee chairperson, shall be approved annually by the full board.

    Meetings. The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson. A quorum of the committee shall be declared when a majority of the appointed members of the committee are in attendance.

    External Resources. The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

                           Roles and Responsibilities

Communication with the Board of Directors and Management

  . The committee, with input from management and other key committee advisors, shall develop an annual plan, which shall include an agenda and procedures for the review of the Company's quarterly financial data, its year end audit, the procedures and results of the internal audit and the review of the independence of its accountants.

  . The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board.

  . The committee shall make recommendations to the full board regarding the compensation to be paid to the external auditors and its views regarding the retention of the auditors for the upcoming fiscal year.

Review of the Internal Audit

  . The internal audit function shall be responsible to the board of directors through the committee.

  . The committee shall meet with the internal auditor, at least annually, to review the status of the internal audit activities, any significant findings and recommendations by the internal auditors and management's response.

  . If the internal auditor identifies significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they shall communicate these issues to the committee and the committee shall inform the full board, if, after its consideration, the committee concurs with the judgment of the internal auditor.

Review of the External Audit

  . The committee shall meet with the external auditors, at least annually, who shall report all relevant issues to the committee.

  . The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the stockholders.

  . The committee shall review the annual financial statements, including the overall scope and focus of the annual audit. This review shall include a determination of whether the annual financial statements are consistent with the information known to committee members. This review shall also include a review of key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Any important conclusions concerning the year-end audit work shall be discussed by the committee and reported to the full board well in advance of the public release of the annual financial statements.
  . The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

  . The committee shall review any important recommendations on financial reporting, controls, other matters, and management's response.

  . If the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they shall communicate these issues to the committee and the committee shall inform the full board, if, after its consideration, the committee concurs with the judgment of the external auditors.

Reporting to Stockholders

  . The committee should be briefed on the processes used by management in producing its interim financial statements and review and discuss with management any questions or issues concerning the statements. Any important issues on interim financial statements shall be discussed by the committee well in advance of the public release of the interim financial statements and, if deemed appropriate in the discretion of the committee, reported to the full board.

  . The committee will ensure that management requires that the external auditors review the financial information included in the Company's interim financial statements before the Company files its quarterly reports with the Securities and Exchange Commission.

  . The committee shall review all major financial reports in advance of filings or distribution, including the annual report.

  . The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, the board of directors, external and internal auditors and legal counsel, as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues, risks and exposures. This will include requests by the committee that members of management, counsel, the internal and external auditors, as applicable, participate in committee meetings, as necessary, to carry out the committee's responsibilities.
  . The committee shall annually provide a written summary report of the scope of its activities. This may be identical to the report which shall be included within the proxy statement for the annual meeting. The report shall appear over the names of the audit committee. Such report shall be furnished to and approved by the full board of directors prior to its inclusion in the proxy statement. The report will state whether the committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61; (iii) has received the written disclosures and the letter from the independent auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the auditors their independence; and (v) based on the review and discussion of the audited financial statements with management and the independent auditors, has recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K. The report appearing in the proxy statement shall avail itself of the safe harbors in paragraph (c) of Item 306 of Regulation S-K and paragraph (e)(v) of Schedule 14 A under the Securities Exchange Act of 1934, as amended, ("Exchange Act") unless the full board has determined, after being fully informed, that the report, or any portion thereof, be treated as "soliciting material" or "filed" under Regulation 14 A or 14 C or be incorporated into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

  . The Company shall disclose that the committee is governed by a written charter, a copy of which has been approved by the full board of directors. The committee shall review the charter annually, assess its adequacy and propose appropriate amendments to the full board of directors. A copy of the charter shall be filed as an appendix to the proxy statement at least every three years.

  . The Company shall also disclose in its proxy statement the independence of the committee. To the extent that the board appoints a non-independent director to the committee, the Company will disclose the nature of the relationship of the non-independent director and the reasons for appointing the non-independent director to the committee in the next proxy statement.

Regulatory Examinations

  . The committee shall review the results of examinations by regulatory authorities and management's response to such examinations.

Committee Self Assessment and Education

  . The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others.

  . The Committee shall review significant accounting and reporting issues, including recent professional and regulatory pronouncements and understand their impact on the Company's business, results of operation and financial statements.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations.

                                REVOCABLE PROXY
                           FIRST BELL BANCORP, INC.

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS
  April 30, 2001 . 3:00 p.m.

  The undersigned hereby appoints Peter E. Reinert and Theodore R. Dixon, and each of them, as the true and lawful agents and proxies of the undersigned, with the power to appoint their substitute, and authorizes them to represent and to vote all shares of Common Stock of First Bell Bancorp, Inc. (the "Company") which the undersigned would be entitled in any capacity to vote at the Annual Meeting of Stockholders of the Company, to be held on April 30, 2001, at 3:00 p.m., Eastern Daylight Savings Time, at 629 Lincoln Avenue, Bellevue, Pennsylvania, and at any and all adjournments or postponements thereof, on the matters set forth herein, and, in their discretion, upon all matters incident to the conduct of the Meeting and upon such other matters as may properly be brought before the Meeting.

  You are encouraged to specify your choices by marking the appropriate boxes hereon, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.

-------------------------------------------------------------------------------
     Your Board of Directors recommends a vote FOR Items 1 and 2 below.
-------------------------------------------------------------------------------

                                                           With-    For All
1. The election as directors of all nominees       For     hold     Except
   listed (except as marked to the contrary        [  ]    [  ]      [  ]
   below):

Thomas J. Jackson, Jr., Jeffrey M. Hinds and Robert C. Baierl

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------------------------

2. Ratification of Auditors                          For    Against   Abstain
                                                     [  ]     [  ]     [  ]

-------------------------------------------------------------------------------
     Your Board of Directors recommends a vote AGAINST Item 3 below.
-------------------------------------------------------------------------------


3. Stockholder Proposal                               Against   For   Abstain
                                                        [  ]    [  ]   [  ]

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted "FOR" Items 1 and 2, and "AGAINST"
Item 3.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



  Please be sure to sign and date           Date
   this Proxy in the box below.
-----------------------------------------------------------------------


----- Stockholder sign above ------- Co-holder (if any) sign above -----



/\ Detach above card, sign, date and mail in postage paid envelope provided. /\

                           FIRST BELL BANCORP, INC.

-------------------------------------------------------------------------------
  Please sign your name as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of said Meeting and of the Proxy Statement and Annual Report for First Bell Bancorp, Inc. is hereby acknowledged.

              PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY
                    IN THE POSTAGE-PAID ENVELOPE PROVIDED.
-------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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